LIQUIDITY SERVICES ANNOUNCES FIRST QUARTER FISCAL YEAR 2021 FINANCIAL RESULTS
•GMV of $190.4 million -- GAAP Revenue of $55.8 million -- GAAP Net Income of $4.5 million
•Non-GAAP Adjusted EBITDA of $8.8 million
•Continued adoption and use of Liquidity Services' safe and effective e-commerce marketplace platform drives 28% year-over-year growth in consolidated GMV
•Year-over-year increase in GAAP Net Income of $9.7 million and Non-GAAP Adjusted EBITDA of $10.9 million

Bethesda, MD - February 4, 2021 - Liquidity Services (NASDAQ: LQDT; www.liquidityservices.com), the world’s largest B2B e-commerce marketplace for business and government surplus, today announced financial results for the first quarter fiscal year 2021 ended December 31, 2020. The Company's Q1-FY21 performance reflected continued customer adoption of our safe and effective e-commerce solutions across all business segments as businesses and governments seek proven digital solutions to stay competitive.

"We are pleased with our continued momentum and how our marketplace solutions are resonating with both large enterprises and small businesses who are embracing our e-commerce platform. Our team has carefully listened to the needs of our customers and we continue to deliver the right tools, services and strong buyer liquidity to ensure sellers and buyers in every major sector of the economy successfully monetize assets. Through our domain expertise, innovative technology platform and integrated services we are driving the continued digital transformation within the retail, industrial and public sector supply chains which comprise a $100 billion market opportunity for Liquidity Services,” said Bill Angrick, Chairman and CEO of Liquidity Services. “Overall, our strategy and platform investments have yielded strong results to date and are well aligned to the needs of where the customer is going in the future in a changing landscape with higher e-commerce demand.

"Our e-commerce marketplace capabilities continue to drive strong recovery for sellers and have enabled us to scale our services quickly as more customers seek more efficient self-service solutions to manage surplus and returned goods in the supply chain. We are proud of the contributions by our team to continue to safely deliver outstanding results for our customers both in our fulfillment centers and remotely during the quarter,” continued Angrick.

“GMV in our GovDeals segment grew a record 36% over the prior year’s comparable quarter, as more government agencies utilized our digital platform to transact higher volumes across a larger breadth of key categories and our growing buyer base and automated asset promotion tools drove higher realized values through our marketplace. GMV in our Retail Supply Chain Group (RSCG) segment grew 30% over the prior year’s comparable quarter, as more large and SMB retail sellers utilized our platform resulting in higher transaction volumes on our marketplace.

"GMV in our Capital Assets Group (CAG) segment increased 5% year-over-year driven by continued growth of our heavy equipment category. Our Machinio segment grew revenue by 14% year-over-year as equipment owners and dealers continue to embrace our digital marketing solutions to acquire buyers at lower costs when compared to traditional marketing channels.

"We are seeing the benefits of increasing scale and are pleased with another quarter of strong Non-GAAP Adjusted EBITDA results and improved margins as we leverage our new marketplace platform. We are well positioned to help our customers address several macro trends, including the continued growth of online retail; the need for organizations of all sizes to embrace technology to drive supply chain efficiencies and monetize assets; and the increasing focus by business and government customers on sustainability," concluded Angrick.

The Company completed $4.1 million in share repurchases during Q1-FY21 and exited the quarter with a cash position of $77.8 million, a $1.8 million increase from Q4-FY20, and zero debt.

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First Quarter Consolidated Operating and Earnings Results
The Company reported Q1-FY21 GMV of $190.4 million, a 28% increase from $148.6 million in the prior year’s comparable period. GMV is an operating measure of the total sales value of all merchandise sold by us or our sellers through our marketplaces and other channels during a given period of time. GAAP Revenue for Q1-FY21 was $55.8 million, a 13% increase from $49.5 million in the prior year. GAAP Net Income (Loss) for Q1-FY21 was $4.5 million, which resulted in diluted earnings (loss) per share of $0.13 based on a weighted average of 34.9 million diluted shares outstanding, compared to $(5.2) million and $(0.15), respectively, in the prior year. Non-GAAP Adjusted Net Income (Loss) was $6.0 million or $0.17 adjusted diluted earnings (loss) per share, an improvement from $(4.1) million and $(0.12), respectively, in the prior period.

Non-GAAP Adjusted EBITDA, which excludes stock compensation expense, impairment and business realignment expenses, acquisition costs, fair value adjustments to acquisition earn-outs, and deferred revenue purchase accounting adjustments, was $8.8 million, a $10.9 million increase from $(2.1) million in the same period last year.

Q1-FY21 comparative year-over-year consolidated financial results reflect increased volumes across all of our segments, with the largest increases in our GovDeals and RSCG segments, as businesses and government agencies continued to embrace our safe and effective e-commerce solutions to operate in the COVID-19 environment. Our full-service and self-service consignment model increased to 84% of our total GMV, up from 79% in Q1-FY20. This mix shift and improved margins from higher recovery rates on assets sold drove a 31% improvement in gross profit and our gross profit margin as a percentage of revenue increased from 51% in Q1-FY20 to 60% in Q1-FY21. Our profitability reflects our overall growth across our segments and reduced operating expenses related to our re-aligned organizational structure, including efficiencies in our CAG segment and corporate functions.

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First Quarter Segment Operating and Earnings Results
We present operating results in four reportable segments: GovDeals, RSCG, CAG and Machinio. Each offers separately branded marketplaces to enable sellers to achieve channel marketing objectives to reach buyers. Across our segments, we offer our sellers various pricing and transaction models and a suite of services, and our revenues vary depending upon the pricing models employed and the level of service selected by sellers. Segment gross profit is calculated as total revenue less cost of goods sold (excludes depreciation and amortization).

Our Q1-FY21 segment results are as follows (unaudited, in millions):

	Three Months Ended December 31,
	2020	2019
GovDeals:
GMV	$107.6	$79.2
Revenue	$10.8	$8.0
Gross profit	$10.2	$7.4

RSCG:
GMV	$51.7	$39.9
Revenue	$34.9	$31.7
Gross profit	$14.6	$10.3

CAG:
GMV	$31.1	$29.5
Revenue	$7.9	$7.9
Gross profit	$6.4	$5.8

Machinio:
GMV	$—	$—
Revenue	$2.1	$1.9
Gross profit	$2.0	$1.8

Consolidated:
GMV	$190.4	$148.6
Revenue	$55.8	$49.5
Gross profit	$33.2	$25.3

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Additional First Quarter 2021 Operational Results
•Registered Buyers — At the end of Q1-FY21, registered buyers totaled approximately 3,839,000, representing a 5.8% increase over the approximately 3,630,000 registered buyers at the end of Q1-FY20.
•Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), increased to approximately 517,000 in Q1-FY21, a 14.1% increase from the approximately 453,000 auction participants in Q1-FY20.
•Completed Transactions — Completed transactions increased to approximately 152,000 in Q1-FY21, an 11.8% increase from the approximately 136,000 completed transactions in Q1-FY20.

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Business Outlook

We continue to see a solid pipeline, strong customer relationships and indicators of positive performance going forward. Our platform investments have yielded the improved operational and financial results we are seeing. Despite these factors and our recent quarterly results, our current view of trends still depends on numerous factors that can be impacted by the global and U.S. economies, COVID-19, and any possible shifts in related business dynamics and government spending. We are well positioned for our customers' changing needs in the current environment. In spite of the current positive trends in our business and underlying positive, long-term macro-drivers, the timing of business activity across our segments and historic seasonality trends are difficult to predict, especially for any given quarter, given the macro-uncertainties still being faced across the global stage. We will therefore not provide quarterly guidance and will reassess future guidance on a quarterly basis.

Financial results for Q2-FY21 are expected to improve year-over-year. We remain optimistic about our prospects given our strong position in our key markets and marketplaces, our enhanced platform services and the trends pointing towards a long-lasting shift to online commerce by businesses and governments alike. We continue to be highly focused on creating efficiencies and benefits for our sellers and buyers with platform services and support that will deliver to them optimal liquidity and further enable our growth through an asset light, low-touch marketplace solution. As e-commerce penetration continues to grow substantially, our online platform and cloud-based solutions should become even more relevant and necessary for the evolving global economy.

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Liquidity Services
Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to net income (loss) plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, deferred revenue purchase accounting adjustments, and goodwill and long-lived asset impairment. A reconciliation of EBITDA to Adjusted EBITDA is as follows:

	Three Months Ended December 31,
	2020	2019
	(Unaudited)
Net income (loss)	$4,514	$(5,196)
Interest and other income, net[1]	(103)	(166)
Provision for income taxes	297	458
Depreciation and amortization	1,871	1,572
EBITDA	$6,579	$(3,332)
Stock compensation expense	2,229	1,039
Acquisition costs and impairment of long-lived assets[2]	—	5
Business realignment expenses[2,3]	5	—
Fair value adjustments to acquisition earn-outs[2]	—	200
Deferred revenue purchase accounting adjustment	—	3
Adjusted EBITDA	$8,813	$(2,085)

1 Interest and other income, net, per the Consolidated Statement of Operations, excluding the non-service components of net periodic pension (benefit).
2 Acquisition costs and impairment of goodwill and long-lived assets, and fair value adjustments to acquisition earn-outs are included in Other operating expenses on the Consolidated Statements of Operations.
3 Business realignment expense includes the amounts accounted for as exit costs under ASC 420 as described in Note 10 to the Consolidated Financial Statements, and the related impacts of business realignment actions subject to other accounting guidance. There were no related impacts for the three months ended December 31, 2020 and 2019.

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Non-GAAP Adjusted Net Income (Loss) and Non-GAAP Adjusted Basic and Diluted Earnings (Loss) Per Share. Non-GAAP Adjusted Net Income (Loss) is a supplemental non-GAAP financial measure and is equal to net income (loss) plus stock compensation expense, impairment and business realignment expenses, acquisition costs, fair value adjustments to acquisition earn-outs, deferred revenue purchase accounting adjustments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income (Loss) Per Share are determined using Adjusted Net Income (Loss). For Q1-FY21 the tax rate used to estimate the impact of income taxes on the non-GAAP adjustments was 34.3% compared to 13.0% used for the Q1-FY20 results. The 34.3% tax rate excludes the impact of the charge to our U.S. valuation allowance. A reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Basic and Diluted Income (Loss) Per Share is as follows:

	Three Months Ended December 31,
	2020	2019
(Dollars in thousands, except per share data)	(Unaudited)
Net income (loss)	$4,514	$(5,196)
Stock compensation expense	2,229	1,039
Acquisition costs and impairment of long-lived assets*	—	5
Business realignment expenses*	5	—
Fair value adjustment to acquisition earn-outs*	—	200
Deferred revenue purchase accounting adjustment	—	3
Income tax impact of adjustments	(766)	(162)
Adjusted net income (loss)	$5,982	$(4,111)
Adjusted basic income (loss) per common share	$0.18	$(0.12)
Adjusted diluted income (loss) per common share	$0.17	$(0.12)
Basic weighted average shares outstanding	33,176,895	33,545,235
Diluted weighted average shares outstanding	34,911,119	33,545,235

*Acquisition costs and impairment of long-lived assets, business realignment expenses, and fair value adjustments to acquisition earn-outs, which are excluded from Adjusted Net Income (Loss), are included in Other operating expenses on the Statements of Operations.

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Q1-FY21 Conference Call
The Company will host a conference call to discuss this quarter's results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by dialing (888) 771-4371 or (847) 585-4405 and providing conference ID 50053903. A live web cast of the conference call will be provided on the Company's investor relations website at http://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until February 4, 2022 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. ET on the day of the call.

Non-GAAP Measures
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

Supplemental Operating Data
To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements
This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, potential economic and operational impacts related to the COVID-19 pandemic, especially if there is a rise in COVID-19 deaths that precipitates re-closures or extended restrictions on international travel; the impact of the COVID-19 pandemic on our Company, our employees, our sellers and buyers, and global supply chains; disruptions of transactions due to the COVID-19 pandemic, including the impact of such disruptions on the Company’s ability to generate profits, stabilize or grow GMV or accurately forecast transactions; disruptions in the Company’s workforce as a results of the Company’s efforts to limit of the impact of the COVID-19 pandemic on the Company’s operations and financial condition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

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About Liquidity Services
Liquidity Services (NASDAQ:LQDT) operates leading e-commerce marketplaces that enable buyers and sellers to transact in an efficient, automated environment offering over 600 product categories. The company employs innovative e-commerce marketplace solutions to manage, value and sell inventory and equipment for business and government sellers. Our superior service, unmatched scale and ability to deliver results enable us to forge trusted, long-term relationships with over 14,000 sellers worldwide. With over $8 billion in completed transactions, and more than 3.8 million buyers in almost 197 countries and territories, we are the proven leader in delivering smart B2B e-commerce solutions.

Contact:
Investor Relations
800-310-4604
investorrelations@liquidityservicesinc.com

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Liquidity Services and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in Thousands)

	December 31, 2020	September 30, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$77,844	$76,036
Accounts receivable, net of allowance for doubtful accounts of $396 and $389	4,801	5,322
Inventory, net	9,931	5,607
Prepaid taxes and tax refund receivable	1,442	1,652
Prepaid expenses and other current assets	6,853	5,962
Total current assets	100,871	94,579
Property and equipment, net of accumulated depreciation of $15,300 and $14,555	17,697	17,843
Operating lease assets	13,273	10,561
Intangible assets, net	4,427	4,758
Goodwill	60,126	59,839
Deferred tax assets	792	806
Other assets	8,068	8,248
Total assets	$205,254	$196,634
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,258	$21,957
Accrued expenses and other current liabilities	17,411	19,124
Current portion of operating lease liabilities	3,956	3,818
Deferred revenue	3,429	3,255
Payables to sellers	27,239	26,170
Total current liabilities	77,293	74,324
Operating lease liabilities	10,006	7,499
Other long-term liabilities	2,892	2,996
Total liabilities	90,191	84,819
Commitments and contingencies (Note 11)	0	0
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 34,212,815 shares issued and outstanding at December 31, 2020; 34,082,406 shares issued and outstanding at September 30, 2020	34	34
Additional paid-in capital	250,002	247,892
Treasury stock, at cost; 866,388 shares at December 31, 2020 and 547,508 shares at September 30, 2020	(8,255)	(3,983)
Accumulated other comprehensive loss	(8,886)	(9,782)
Accumulated deficit	(117,832)	(122,346)
Total stockholders’ equity	$115,063	$111,815
Total liabilities and stockholders’ equity	$205,254	$196,634

Liquidity Services and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2020	2019
	(Unaudited)
Revenue	$31,071	$30,349
Fee revenue	24,680	19,155
Total revenue	55,751	49,504
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	22,573	24,176
Technology and operations	10,573	11,241
Sales and marketing	9,108	9,605
General and administrative	6,996	7,707
Depreciation and amortization	1,871	1,572
Other operating expenses	4	193
Total costs and expenses	51,125	54,494
Income (loss) from operations	4,626	(4,990)
Interest and other income, net	(185)	(252)
Income (loss) before provision for income taxes	4,811	(4,738)
Provision for income taxes	297	458
Net income (loss)	$4,514	$(5,196)
Basic income (loss) per common share	$0.14	$(0.15)
Diluted income (loss) per common share	$0.13	$(0.15)
Basic weighted average shares outstanding	33,176,895	33,545,235
Diluted weighted average shares outstanding	34,911,119	33,545,235

Liquidity Services and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(Dollars in Thousands)

	Three Months Ended December 31,
	2020	2019
	(Unaudited)
Operating activities
Net income (loss)	$4,514	$(5,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,871	1,572
Stock compensation expense	2,229	1,039
Provision for doubtful accounts	15	21
Deferred tax provision	32	100
(Gain) on disposal of property and equipment	(1)	(12)
Change in fair value of earnout liability	—	200
Changes in operating assets and liabilities:
Accounts receivable	506	734
Inventory	(4,324)	35
Prepaid and deferred taxes	208	(77)
Prepaid expenses and other assets	(1,235)	(725)
Operating lease assets and liabilities	(89)	(97)
Accounts payable	3,301	(5,337)
Accrued expenses and other current liabilities	(1,994)	(9,409)
Distributions payable	—	(1,675)
Deferred revenue	174	(359)
Payables to sellers	1,069	658
Other liabilities	(238)	(75)
Net cash provided by (used in) operating activities	6,038	(18,603)
Investing activities
Increase in intangibles	(5)	(20)
Purchases of property and equipment, including capitalized software	(1,363)	(1,330)
Proceeds from sales of property and equipment	14	12
Proceeds from promissory note	508	2,553
Purchases of short-term investments	—	(25,000)
Maturities of short-term investments	—	30,000
Net cash (used in) provided by investing activities	(846)	6,215
Financing activities
Payments of the principal portion of finance lease liabilities	(9)	(8)
Taxes paid associated with net settlement of stock compensation awards	(58)	(498)
Proceeds from exercise of stock options	197	2
Common stock repurchased	(4,103)	—
Net cash used in financing activities	(3,973)	(504)
Effect of exchange rate differences on cash and cash equivalents	589	578
Net increase (decrease) in cash and cash equivalents	1,808	(12,314)
Cash and cash equivalents at beginning of period	76,036	36,497
Cash and cash equivalents at end of period	$77,844	$24,183
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$208	$9